SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            -------------------------

                                   FORM S-8/A

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        ADVANTICA RESTAURANT GROUP, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                 13-3487402
(State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                 Identification No.)

 203 EAST MAIN STREET, SPARTANBURG, SC                   29319
(Address of Principal Executive Offices)              (Zip Code)


                  ADVANTICA RESTAURANT GROUP STOCK OPTION PLAN
                            (Full title of the plan)

              ADVANTICA RESTAURANT GROUP OFFICER STOCK OPTION PLAN
                            (Full title of the plan)
                    ----------------------------------------

                             RHONDA J. PARISH, ESQ.
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                        ADVANTICA RESTAURANT GROUP, INC.
                              203 EAST MAIN STREET
                        SPARTANBURG, SOUTH CAROLINA 29319
                                 (864) 597-8000
 (Name, address and telephone number, including area code, of agent for service)

EXPLANATORY NOTE: This Registration Statement, as amended by this post-effective amendment, registers the offer and sale of an aggregate of 4,888,888 shares of Advantica Restaurant Group, Inc. $.01 par value common stock pursuant to the Advantica Restaurant Group Stock Option Plan (the "Non-Officer Plan") and the Advantica Restaurant Group Officer Stock Option Plan (the "Officer Plan"). This post-effective amendment is filed pursuant to the Registrant's undertaking in
Item 9(1) of the Registration Statement filed May 19, 1998 solely to reflect that the shares, previously registered pursuant to this Registration Statement, may be issued pursuant to this Registration Statement under the Officer Plan (as well as under the Non-Officer Plan) and to include such Officer Plan and related legal opinion as exhibits hereto. Except as reflected in this Explanatory Note and the additional exhibits filed herewith, the disclosures and other provisions of the Registration Statement filed May 19, 1998 shall remain in full force and effect and are not amended hereby.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS

         The following exhibits are filed as a part of this post-effective amendment:

EXHIBIT NO.                                                   DESCRIPTION
  *4.1 Advantica Restaurant Group Stock Option Plan (incorporated by reference to Exhibit 10.43 to Amendment No. 1 to Advantica's Registration Statement on Form S-1 (No. 333-45811)).

  *4.2 Advantica Restaurant Group Officer Stock Option Plan (incorporated by reference to Exhibit 10.44 to Amendment No. 1 to Advantica's Registration Statement on Form S-1 (No. 333-45811)).

 **5.1 Opinion letter of J. Scott Melton, Esq., regarding the legality of the securities being registered (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-8 dated May 19, 1998).

   5.2 Opinion letter of J. Scott Melton, Esq., regarding the legality of the securities to be issued pursuant to the Advantica Restaurant Group Officer Stock Option Plan.

**23.1         Consent of Deloitte & Touche, LLP.

**24.1 Power of Attorney (contained on the signature page to the Registration Statement).


* Certain of the exhibits to this Registration Statement, indicated by an asterisk, are hereby incorporated by reference to other documents on file with the Commission with which they are physically filed, to be part hereof as of their respective dates.

**Previously filed





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spartanburg, State of South Carolina, on this 7th day of July, 1998.

                             ADVANTICA RESTAURANT GROUP, INC.

                             By: /s/     Rhonda J. Parish
                                 -----------------------------------------
                                 Rhonda J. Parish
                                 Executive Vice President, General Counsel
                                 and Secretary



       SIGNATURE                         TITLE                         DATE

           *                    Director, Chairman, President       July 7, 1998
----------------------------    and Chief Executive Officer
   (James B. Adamson)           (Principal Executive Officer)

           *                    Executive Vice President and        July 7, 1998
----------------------------    Chief Financial Officer
  (Ronald B. Hutchison)         (Principal Financial and
                                Accounting Officer)

           *                    Director                            July 7, 1998
----------------------------
    (Robert H. Allen)

           *                    Director                            July 7, 1998
----------------------------
   (Ronald E. Blaylock)

           *                    Director                            July 7, 1998
----------------------------
    (Vera King Farris)

           *                    Director                            July 7, 1998
----------------------------
    (James J. Gaffney)

           *                    Director                            July 7, 1998
----------------------------
      (Irwin N. Gold)

           *                    Director                            July 7, 1998
----------------------------
     (Robert E. Marks)

           *                    Director                            July 7, 1998
----------------------------
    (Charles F. Moran)

           *                    Director                            July 7, 1998
----------------------------
   (Elizabeth A. Sanders)

           *                    Director                            July 7, 1998
----------------------------
   (Donald R. Shepherd)


*By:   /s/   Rhonda J. Parish
       ------------------------
            (Rhonda J. Parish)
(Attorney-in-fact for each of the persons indicated)


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